C21 INVESTMENTS INC.

STOCK OPTION PLAN

Dated as of July 9, 2021

ARTICLE 1

DEFINED TERMS AND INTERPRETATION

1.1 Defined Terms

For the purposes of this Plan, the following terms shall have the following meanings:

(a) "Affiliate" has the meaning set forth in section 1(2) of the Securities Act (British Columbia), as amended from time to time, and includes those issuers that are similarly related, whether or not any of the issuers are corporations, companies, partnerships, limited partnerships, trusts, income trusts or investment trusts or any other organized entity issuing securities;

(b) "Board" means the Board of Directors of the Corporation or, as applicable, a committee consisting of not less than three (3) Directors of the Corporation duly appointed to administer this Plan;

(c) "Change of Control" means the occurrence of any one or more of the following events:

(i) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Corporation or any of its affiliates and another corporation or other entity, as a result of which the holders of Common Shares immediately prior to the completion of the transaction hold less than 50% of the outstanding shares of the successor corporation immediately after completion of the transaction;

(ii) the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of all or substantially all of the assets, rights or properties of the Corporation and its subsidiaries on a consolidated basis to any other person or entity, other than transactions among the Corporation and its subsidiaries;

(iii) a resolution is adopted to wind-up, dissolve or liquidate the Corporation;

(iv) any person, entity or group of persons or entities acting jointly or in concert (the

"Acquiror") acquires, or acquires control (including, without limitation, the power to vote or direct the voting) of, voting securities of the Corporation which, when added to the voting securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror to cast or direct the casting of 50% or more of the votes attached to all of the Corporation's outstanding voting securities which may be cast to elect directors of the Corporation or the successor corporation (regardless of whether a meeting has been called to elect directors);

(v) as a result of or in connection with: (A) a contested election of directors of the Corporation; or (B) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Corporation or any of its affiliates and another corporation or other entity (a "Transaction"), fewer than 50% of the Directors are persons who were directors of the Corporation immediately prior to such Transaction; or

(vi) the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

For the purposes of the foregoing definition of Change of Control, "voting securities" means Common Shares and any other shares entitled to vote for the election of directors of the Corporation and shall include any security, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors, including any options or rights to purchase such shares or securities.

(d) "Common Shares" means the common shares of the Corporation;

(e) "Company" unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual;

(f) "Consultant" means, in relation to the Corporation, an individual that:

(i) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate of the Corporation, other than services provided in relation to a distribution;

(ii) provides the services under a written contract between the Corporation or the Affiliate and the individual or a Company, as the case may be;

(iii) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate of the Corporation; and

(iv) has a relationship with the Corporation or an Affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation,

provided that, the Consultant is a natural person that provides bona fide consulting services to the Corporation or to an Affiliate and such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do no directly or indirectly promote or maintain a market for the Corporation's securities;

(g) "Corporation" means C21 Investments Inc. and its successor entities;

(h) "Director" means a director of the Corporation or of an Affiliate;

(i) "Disinterested Shareholder Approval" means the passing of an ordinary resolution by the holders of Common Shares excluding the Common Shares held by, to the Corporation's knowledge at the time the information is provided, the Corporation, a Participant or an Eligible Person;

(j) "Eligible Person" means a Director, Officer, Employee or Consultant, and includes an issuer, all the voting securities of which are owned by Eligible Persons;

(k) "Employee" means an individual who:

(i) is considered an employee of the Corporation or its subsidiary under the Income Tax Act (Canada) (and for whom income tax, employment insurance and CPP deductions must be made at source);

(ii) works full-time for the Corporation or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii) works for the Corporation or its subsidiary on a continuing and regular basis for a minimum amount of time per week (the number of hours should be disclosed in the submission) providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source;

(l) "Exchange" means the Canadian Securities Exchange or any other principal stock exchange on which the Common Shares may be listed from time to time;

(m) "Expiry Date" means the last day of the term for an Option, as set by the Board at the time of grant in accordance with Section 5.2 and, if applicable, as amended from time to time;

(n) Insider" means in respect of the Corporation: (a) a Director or senior officer of the Corporation, (b) a Director or senior officer of a Company that is an Insider or subsidiary of the Corporation; (c) a Person that beneficially owns or controls, directly or indirectly, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Corporation, or (d) the Corporation itself if it holds any of its own securities;

(o) "Management Company Employee" means an individual who is employed by a person providing management services to the Corporation or an Affiliate which are required for the ongoing successful operation of the business enterprise of the Corporation or the Affiliate;

(p) "Officer" means an officer of the Corporation or of an Affiliate, and includes a Management Company Employee;

(q) "Option" means an option to purchase Common Shares pursuant to this Plan;

(r) "Option Agreement" means an agreement, in the form attached hereto as Schedule "A", whereby the Corporation grants to an Eligible Persons an Option.

(s) "Other Share Compensation Arrangement" means, other than this Plan and any

Options, any stock option plan, stock options, employee stock purchase plan or other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including but not limited to a purchase of Common Shares from treasury which is financially assisted by the Corporation by way of loan, guarantee or otherwise;

(t) "Participant" means an Eligible Person who has been granted an Option; and

(u) "Plan" means this Stock Option Plan.

1.2 Interpretation

(a) References to the outstanding Common Shares at any point in time shall be computed on a non-diluted basis.

ARTICLE 2

ESTABLISHMENT OF PLAN

2.1 Purpose

The purpose of this Plan is to advance the interests of the Corporation, through the grant of Options, by:

(a) providing an incentive mechanism to foster the interest of Eligible Persons in the success of the Corporation and its Affiliates;

(b) encouraging Eligible Persons to remain with the Corporation or its Affiliates; and

(c) attracting new Directors, Officers, Employees and Consultants.

2.2 Shares Reserved

(a) The aggregate number of Common Shares that may be reserved for issuance pursuant to Options shall not exceed 10% of the outstanding Common Shares at the time of the granting of an Option, LESS the aggregate number of Common Shares then reserved for issuance pursuant to any Other Share Compensation Arrangement. For greater certainty, if an Option is surrendered, terminated or expires without being exercised, the Common Shares reserved for issuance pursuant to such Option shall be available for new Options granted under this Plan.

(b) If there is a change in the outstanding Common Shares by reason of any share consolidation or split, reclassification or other capital reorganization, or a stock dividend, arrangement, amalgamation, merger or combination, or any other change to, event affecting, exchange of or corporate change or transaction affecting the Common Shares, the Board shall make, as it shall deem advisable and subject to the requisite approval of the relevant regulatory authorities, appropriate substitution and/or adjustment in:

(i) the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to this Plan;

(ii) the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to any outstanding unexercised Options, and in the exercise price for such shares or other securities or property; and

(iii) the vesting of any Options (subject to the approval of the Exchange if such vesting is mandatory under the policies of the Exchange), including the accelerated vesting thereof on conditions the Board deems advisable, and if the Corporation undertakes an arrangement or is amalgamated, merged or combined with another corporation, the Board shall make such provision for the protection of the rights of Participants as it shall deem advisable.

(c) No fractional Common Shares shall be reserved for issuance under this Plan and the Board may determine the manner in which an Option, insofar as it relates to the acquisition of a fractional Common Share, shall be treated.

(d) The Corporation shall, at all times while this Plan is in effect, reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Plan.

2.3 Non-Exclusivity

Nothing contained herein shall prevent the Board from adopting such other incentive or compensation arrangements as it shall deem advisable.

2.4 Effective Date

This Plan shall be subject to the approval of any regulatory authority whose approval is required, if any. Any Options granted under this Plan prior to such approvals being given, if required, shall be conditional upon such approvals being given, and no such Options may be exercised unless and until such approvals are given. If no such approvals are required then this Plan is effective on the date it is approved by the Board.

ARTICLE 3

ADMINISTRATION OF PLAN

3.1 Administration

(a) This Plan shall be administered by the Board. Subject to the provisions of this Plan, the Board shall have the authority:

(i) to determine the Eligible Persons to whom Options are granted, to grant such Options, and to determine any terms and conditions, limitations and restrictions in respect of any particular Option grant, including but not limited to the nature and duration of the restrictions, if any, to be imposed upon the acquisition, sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events and the duration of the period, if any, in which any Participant's rights in respect of an Option or Common Shares acquired upon exercise of an Option may be forfeited; and

(ii) to interpret the terms of this Plan, to make all such determinations and take all such other actions in connection with the implementation, operation and administration of this Plan, and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to this Plan, as it shall from time to time deem advisable, including without limitation for the purpose of ensuring compliance with Section 3.3 hereof.

(b) The Board's interpretations, determinations, guidelines, rules and regulations shall be conclusive and binding upon the Corporation, Eligible Persons, Participants and all other persons.

3.2 Amendment, Suspension and Termination

The Board may amend, subject to the approval of any regulatory authority whose approval is required, suspend or terminate this Plan or any portion thereof. No such amendment, suspension or termination shall alter or impair any outstanding unexercised Options or any rights without the consent of such Participant. If this Plan is suspended or terminated, the provisions of this Plan and any administrative guidelines, rules and regulations relating to this Plan shall continue in effect for the duration of such time as any Option remains outstanding.

3.3 Compliance with Legislation

(a) This Plan, the grant and exercise of Options hereunder and the Corporation's obligation to sell, issue and deliver any Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, policies, rules and regulations, to the policies, rules and regulations of any stock exchanges or other markets on which the Common Shares are listed or quoted for trading and to such approvals by any governmental or regulatory agency as may, in the opinion of counsel to the Corporation, be required. The Corporation shall not be obligated by the existence of this Plan or any provision of this Plan or the grant or exercise of Options hereunder to sell, issue or deliver Common Shares upon exercise of Options in violation of such laws, policies, rules and regulations or any condition or requirement of such approvals.

(b) No Option shall be granted and no Common Shares sold, issued or delivered hereunder where such grant, sale, issue or delivery would require registration or other qualification of this Plan or of the Common Shares under the securities laws of any foreign jurisdiction, and any purported grant of any Option or any sale, issue and delivery of Common Shares hereunder in violation of this provision shall be void. In addition, the Corporation shall have no obligation to sell, issue or deliver any Common Shares hereunder unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading.

(c) Common Shares sold, issued and delivered to Participants pursuant to the exercise of Options shall be subject to restrictions on resale and transfer under applicable securities laws and the requirements of any stock exchanges or other markets on which the Common Shares are listed or quoted for trading, and any certificates representing such Common Shares shall bear, as required, a restrictive legend in respect thereof.

ARTICLE 4

OPTION GRANTS

4.1 Eligibility and Multiple Grants

Options shall only be granted to Eligible Persons. An Eligible Person may receive Options on more than one occasion and may receive separate Options, with differing terms, on any one or more occasions.

4.2 Option Agreement

Every Option shall be evidenced by an Option Agreement executed by the Corporation and the Participant, which shall, if the Participant is an Employee, Consultant or Management Company Employee, contain a representation and warranty by the Corporation and such Participant that such Participant is a bona fide Employee, Consultant or Management Company Employee, as the case may be, of the Corporation or an Affiliate. In the event of any discrepancy between this Plan and an Option Agreement, the provisions of this Plan shall govern.

4.3 Limitation on Grants and Exercises

(a) Compliance with Securities Laws. All grants of Options under this Plan will comply with Section 2.25 of National Instrument 45-106 - Prospectus Exemptions ("NI 45-106") as if the Corporation were an "unlisted reporting issuer" and applicable United States securities laws.

(b) To any one person. The number of Common Shares reserved for issuance to any one person in any 12 month period under this Plan and any Other Share Compensation Arrangement shall not exceed 5% of the outstanding Common Shares at the time of the grant, unless the Corporation has obtained Disinterested Shareholder Approval to exceed such limit as required by Section 2.25(3) of NI 45-106.

(c) To Consultants. The number of Common Shares reserved for issuance to any one Consultant in any 12 month period under this Plan and any Other Share Compensation Arrangement shall not exceed 2% of the outstanding Common Shares at the time of the grant.

(d) To Insiders. Unless the Corporation has received Disinterested Shareholder Approval to do so:

(i) the aggregate number of Common Shares reserved for issuance to Insiders under this Plan and any Other Share Compensation Arrangement shall not exceed 10% of the outstanding Common Shares at the time of the grant; and

(ii) the aggregate number of Common Shares reserved for issuance to Insiders in any 12 month period under this Plan and any Other Share Compensation Arrangement shall not exceed 10% of the outstanding Common Shares at the time of the grant.

(e) To United States Residents. No Options shall be granted to residents in the United States unless such Options and the Common Shares issuable upon exercise of such Options are registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or are issued in compliance with an available exemption from the registration requirements of the U.S. Securities Act.

(f) Exercises. Unless the Corporation has received Disinterested Shareholder Approval to do so, the number of Common Shares issued to any Eligible Person within a 12 month period pursuant to the exercise of Options granted under this Plan and any Other Share Compensation Arrangement shall not exceed 5% of the outstanding Common Shares at the time of the exercise.

ARTICLE 5

OPTION TERMS

5.1 Exercise Price

(a) The Corporation must not grant Options with an exercise price lower than the greater of the closing market prices of the underlying securities on: (a) the trading day prior to the date of grant of the Options; and (b) the date of grant of the Options.

(b) If an Option is granted by the Corporation after its initial listing or after it has been recalled for trading following a suspension or halt, the Corporation must wait until a satisfactory market has been established before setting the exercise price for and granting the option, being at least ten trading days since the date of listing or the day on which trading in the Company's securities resumes, as the case may be.

(c) If Options are granted within ninety days of a distribution by the Corporation by prospectus, then the exercise price per Common Share for such Option shall not be less than the greater of the minimum exercise price calculated pursuant to subsection 5.1(a) herein and the price per Common Share paid by the public investors for Common Shares acquired pursuant to such distribution. Such ninety-day period shall begin:

(i) on the date the final receipt is issued for the final prospectus in respect of such distribution;

(ii) in the case of an IPO, on the date of listing; and

(iii) in the case of a prospectus that qualifies special warrants, on the closing date of the private placement in respect of such special warrants.

5.2 Expiry Date

(a) Every Option shall have a term not exceeding and shall therefore expire no later than 10 years after the date of grant, subject to extension where the Expiry Date falls within a blackout period as detailed in Section 5.2(b) below.

(b) The Expiry Date of an Option shall automatically extend if such Expiry Date falls within a period (a "blackout period") during which an the Corporation prohibits Participants from exercising their Options to the extent that:

(i) the blackout period is formally imposed by the Corporation pursuant to its internal trading policies as a result of the bona fide existence of undisclosed material information. For greater certainty, in the absence of the Corporation formally imposing a blackout period, the Expiry Date of any Options will not be automatically extended in any circumstances;

(ii) the blackout period must expire upon the general disclosure of the undisclosed material information. The Expiry Date of the affected Options can be extended to no later than ten (10) business days after the expiry of the blackout period; and

(iii) the automatic extension of a Participant's Options will not be permitted where the Participant or the Corporation is subject to a cease trade order (or similar order under securities laws) in respect of the Corporation's securities.

5.3 Vesting

(a) Subject to compliance with the policies of the Exchange, if applicable, the Board shall determine the manner in which an Option shall vest and become exercisable.

5.4 Takeover Bid or Tender Offer

Notwithstanding the foregoing provisions of this section 5:

(a) if there is a takeover bid or tender offer (the "Offer") made for all or any of the issued and outstanding Common Shares, then the Board may, by resolution, permit all Options outstanding to become immediately exercisable in order to permit the Common Shares issuable under such Options to be tendered to the Offer. Any such exercise of the Option shall be deemed to occur immediately before the later of the completion of the Offer and the payment of Common Shares taken up by the offeror under the Offer. For greater certainty, however, if, for any reason:

(i) the Offer is not completed within the time specified therein, or

(ii) all of the Common Shares tendered by the Participant pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Common Shares received upon such exercise or, in the case of section 5.4(a)(ii), the Common Shares that are not taken up and paid for, may be returned by the Participant to the Corporation and reinstated as authorized but unissued Common Shares and, with respect to such returned Common Shares, the Option will be reinstated as if it had not been exercised and the terms upon which such Common Shares were to become vested pursuant to this section will be reinstated. If any Common Shares are returned to the Corporation under this section 5.4, the Corporation will immediately refund the exercise price to the Participant for such Common Shares; and

(b) if an Offer is made by an offeror at any time when an Option granted under the Plan remains unexercised, in whole or in part, the Board may, by resolution and upon notifying each Participant of full particulars of the Offer, declare all Common Shares issuable upon the exercise of Options granted under the Plan to be vested and declare that the expiry date for the exercise of all unexercised Options granted under the Plan be accelerated so that all Options will either be exercised or will expire prior to the date upon which Common Shares must be tendered pursuant to the Offer,

5.5 Change of Control

Unless otherwise provided for at the time a grant is made pursuant to the Plan, where a Change of Control occurs, the Board may, at its discretion, cause any and all outstanding Options issued to Participants to automatically vest, whereupon such Options may be exercised in whole or in part by any such Participant.

5.6 Non-Assignability

Options may not be assigned or transferred.

5.7 Ceasing to be Eligible Person

(a) If a Participant who is an Officer, Employee or Consultant is terminated for cause, each Option held by such Participant shall terminate and shall therefore cease to be exercisable upon such termination for cause.

(b) If a Participant dies prior to otherwise ceasing to be an Eligible Person, each Option held by such Participant shall terminate and shall therefore cease to be exercisable no later than the earlier of the Expiry Date and the date which is six months after the date of the Participant's death, always provided that the Board may, in its discretion, extend the date of such termination and the resulting period in which such Option remains exercisable to a date not exceeding the earlier of the Expiry Date and the date which is twelve months after the date of the Participant's death.

(c) If a Participant ceases to be an Eligible Person other than in the circumstances set out in subsection (a) or (b) herein, each Option held by such Participant shall terminate and shall therefore cease to be exercisable no later than the earlier of the Expiry Date and the date which is 30 days after such event, always provided that the Board may, in its discretion, extend the date of such termination and the resulting period in which such Option remains exercisable to a date not exceeding the earlier of the Expiry Date and the date which is twelve months after such event, and further provided that the Board may, in

(d) its discretion, on a case-by-case basis and only with the approval of the Exchange, further extend the date of such termination and the resulting period in which such Option remains exercisable to a date exceeding the date which is after twelve months of such event.

(e) For greater certainty, if a Participant dies, each Option held by such Participant shall be exercisable by the legal representative of such Participant until such Option terminates and therefore ceases to be exercisable pursuant to the terms of Section 5.5(b).

(f) If any portion of an Option is not vested at the time a Participant ceases, for any reason whatsoever, to be an Eligible Person, such unvested portion of the Option may not be thereafter exercised by the Participant or its legal representative, as the case may be, always provided that the Board may, in its discretion further and subject to the approval of the Exchange where the vesting of the said Participant's options was a requirement of the Exchange's policies, thereafter permit the Participant or its legal representative, as the case may be, to exercise all or any part of such unvested portion of the Option that would have vested prior to the time such Option otherwise terminates and therefore ceases to be exercisable pursuant to the terms of this Section. For greater certainty, and without limitation, this provision will apply regardless of whether the Participant ceased to be an Eligible Person voluntarily or involuntarily, was dismissed with or without cause, and regardless of whether the Participant received compensation in respect of dismissal or was entitled to a notice of termination for a period which would otherwise have permitted a greater portion of an Option to vest.

ARTICLE 6

EXERCISE PROCEDURE

6.1 Exercise Procedure

(a) An Option may be exercised from time to time, and shall be deemed to be validly exercised by the Participant only upon the Participant's delivery to the Corporation at its registered office:

(i) a written notice of exercise, in the form hereto attached as Schedule "B", addressed to the Corporate Secretary of the Corporation, specifying the number of Common Shares with respect to which the Option is being exercised;

(ii) the originally signed Option Agreement with respect to the Option being exercised;

(iii) a certified cheque or bank draft made payable to the Corporation for the aggregate exercise price for the number of Common Shares with respect to which the Option is being exercised; and

(iv) documents containing such representations, warranties, agreements and undertakings, including such as to the Participant's future dealings in such Common Shares, as counsel to the Corporation reasonably determines to be necessary or advisable in order to comply with or safeguard against the violation of the laws of any jurisdiction;

and on the business day following, the Participant shall be deemed to be a holder of record of the Common Shares with respect to which the Option is being exercised, and thereafter the Corporation shall, within a reasonable amount of time, cause certificates for such Common Shares to be issued and delivered to the Participant.

(b) In lieu of exercising an Option in accordance with section 6.1(a), the Board may permit a Participant to elect to receive, without payment by the Participant of any additional consideration, Common Shares equal to the value of the Option (or the portion thereof being exercised) by surrender of the Option at the head office of the Corporation, together with written notice, addressed to the secretary of the Corporation, reflecting such "cashless" exercise, in which event the Corporation shall issue to the Participant a number of whole Common Shares computed using the following formula:

X = Y (A - B) A

Where:	X =	The number of whole Common Shares to be issued to the Participant pursuant to the cashless exercise;

	Y =	The number of Common Shares in respect of which the cashless exercise election is made;

	A =	The market price of one Common Share on the date of cashless exercise of the Option; and

	B =	The exercise price of the Option.

For the purposes of this section 6.1(b), the market price of one Common Share as of a particular cashless exercise date is the volume weighted average trading price of one Common Share on the Exchange, for the five trading days immediately preceding such date.

ARTICLE 7

AMENDMENT OF OPTIONS

7.1 Consent to Amend

The Board may amend any Option with the consent of the affected Participant and the Exchange, including any shareholder approval required by the Exchange. For greater certainty, if the rules and policies of the Exchange so require, Disinterested Shareholder Approval shall be required for any reduction in the exercise price of an Option if the Participant is an Insider at the time of the proposed amendment.

7.2 Amendment Subject to Approval

If the amendment of an Option requires regulatory or shareholder approval, such amendment may be made prior to such approvals being given, but no such amended Options may be exercised unless and until such approvals are given.

ARTICLE 8

MISCELLANEOUS

8.1 No Rights as Shareholder

Nothing in this Plan or any Option shall confer upon a Participant any rights as a shareholder of the Corporation with respect to any of the Common Shares underlying an Option unless and until such Participant shall have become the holder of such Common Shares upon exercise of such Option in accordance with the terms of the Plan.

8.2 No Right to Employment

Nothing in this Plan or any Option shall confer upon a Participant any right to continue in the employ of the Corporation or any Affiliate or affect in any way the right of the Corporation or any Affiliate to terminate the Participant's employment, with or without cause, at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate to extend the employment of any Participant beyond the time which the Participant would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate, or beyond the time at which they would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Affiliate.

8.3 Governing Law

This Plan, all Option Agreements, the grant and exercise of Options hereunder, and the sale, issue and delivery of Common Shares hereunder upon exercise of Options shall be, as applicable, governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Courts of the Province of British Columbia shall have the exclusive jurisdiction to hear and decide any disputes or other matters arising herefrom.

8.4 Approval

Approved by the Board of the Corporation on July 9, 2021.

SCHEDULE "A"

FORM OF STOCK OPTION PLAN OPTION AGREEMENT

This Option Agreement is entered into between C21 Investments Inc. (the "Corporation") and the Optionee named below pursuant to the Stock Option Plan of the Corporation (the "Plan"), a copy of which is attached hereto, and confirms that:

1. _______________________________(the "Grant Date");

2. _______________________________(the "Optionee");

3. was granted the option (the "Option") to purchase_______________________________common shares (the "Common Shares") of the Corporation;

4. for the price (the "Option Price") of $_________per Common Share;

5. which shall be exercisable ("Vested") in whole or in part in the following amounts on or after the following dates:

 (a) _____% on the Grant Date; and

 (b) _____% every_____months thereafter;

6. terminating on_______________________________(the "Expiry Date"),

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Common Shares have become Vested, the Common Shares continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

If the Optionee is resident in the United States, unless the Plan or the Options and the Common Shares are registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), the Options and the Common Shares are being or will be issued, as applicable, pursuant to an available exemption or exclusion from registration under the U.S. Securities Act. Accordingly, any Options or Common Shares issued prior to an effective registration statement filed with the United States Securities and Exchange Commission will be "restricted securities" as such term is defined in Rule 144 under the U.S. Securities Act, and, therefore may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed by the Optionee, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or unless in compliance with an available exemption therefrom.

The undersigned Optionee represents and warrants that he/she is engaged to provide on, an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate of the Corporation.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understandings the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

[REMAINDER INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the ____day of ___________________, 20__.

C21 INVESTMENTS INC.

Per:
Name:
Title:

SIGNED, SEALED, AND DELIVERED	)	OPTIONEE
in the presence of	)
)
)
)
)
Witness		«Name»
)

SCHEDULE "B"

NOTICE OF EXERCISE

To Exercise the Options, Complete and Return this Form

The undersigned Optionee (or his or her legal representative(s) permitted under the Stock Option Plan of C21 Investments Inc. (the "Corporation") (as the same may be supplemented and amended from time to time) (the "Plan") hereby irrevocably elects to exercise the Options for the number of common shares of the Corporation ("Common Shares") as set forth below:

(a) Number of Options to be Exercised:

(b) Option Exercise Price per Common Share: $	$

Aggregate Purchase Price [ (a) multiplied by (b) ]:	$

and hereby tenders a certified cheque or bank draft for such Aggregate Purchase Price, and directs such Common Shares to be issued and registered in the name of the undersigned and that a Common Share certificate therefor be issued as directed in the Plan, all subject to and in accordance with the Plan. Unless otherwise defined herein, any capitalized terms used herein shall have the meaning ascribed to such terms in the Plan.

If the undersigned Optionee is resident in the United States, the undersigned hereby represents, warrants, acknowledges and agrees that unless the Common Shares issuable hereby have been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), the issuance hereby is being made pursuant to an exemption or exclusion from the registration requirements of the U.S. Securities Act and similar exemptions under applicable state securities laws. Accordingly, any Common Shares issued prior to an effective registration statement filed with the United States Securities and Exchange Commission will be "restricted securities" as such term is defined in Rule 144 under the U.S. Securities Act, and, therefore may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed by the Optionee, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or unless in compliance with an available exemption therefrom. The undersigned Optionee understands and agrees that unless the Common Shares have been registered under the U.S. Securities Act, the certificate(s) representing the Common Shares and all certificate(s) issued in exchange therefor or in substitution thereof, will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

DATED:_________________, 20___

SIGNED, SEALED, AND DELIVERED	)	OPTIONEE
in the presence of	)
)
)
)
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Witness		«Name»
)